Exhibit 10.20
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 1 TO THE FRAMEWORK AGREEMENT
This Amendment No. 1 to the Framework Agreement (this “Amendment”), between Amazon Logistics, Inc., a Delaware corporation (“Amazon”) and Rivian Automotive, LLC, a Delaware limited liability company (“Rivian”), is dated as of October 26, 2021 (the “Amendment Effective Date”). Amazon and Rivian are referred to herein individually as a “Party” and collectively as the “Parties.” The Parties have entered into a Framework Agreement, dated as of September 16, 2019, as amended (the “Framework Agreement”), including an initial Work Order No.1 thereunder, dated as of September 16, 2019, as amended (“Work Order No. 1”) (together, the “Existing Agreement”) and desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.DEFINITIONS. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.     AMENDMENTS TO THE EXISTING AGREEMENT. The Existing Agreement is hereby amended as follows:

2.1     Section 4.1 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“4.1 Supply Services, Generally. Rivian will Manufacture, test, and deliver Products pursuant to applicable Orders issued by Amazon and in accordance with the applicable Requirements set forth in an applicable Work Order. Rivian will procure labor and all Component Parts and Directed Components, as required to Manufacture and deliver the Products in accordance with the Work Orders and the Purchase Orders. Without limiting the foregoing, the Parties will identify in Work Orders the timelines, milestones, and deadlines for Rivian to put in place manufacturing capacity required to support Production of the Products.”
2.2    Section 4.4(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(B) After Start of Production – Amazon Requested Changes. Following the start of Production, Amazon may propose Changes by providing Rivian an Amazon Change Notice, provided that Amazon delivers such Amazon Change Notice to Rivian prior to the applicable Lead Time for the Products at issue. Rivian and Amazon will discuss in good faith the feasibility of making such Changes based on complexity, applicable Laws, the parts (including Component Parts and Directed Components), costs, and any other factors that either Party believes to be relevant. Rivian, at its option, will: (a) initiate the necessary investigation unless the Changes are to a Directed Component, in which case Amazon will initiate the necessary investigation directly with the Directed Supplier following Rivian’s written consent thereto, (b) initiate the Changes unless the Changes are to a Directed Component, in which case Amazon will initiate the Changes directly with the Directed Supplier following Rivian’s written consent thereto, or (c) reject the request, in each case as soon as practicable and in any event within [***] (or such period of time as the Parties may otherwise agree) after receipt of the Amazon Change Notice. Prior to implementation of any Changes under this Section 4.4(B) the Parties will agree in writing on the impact on the Cancellation Conditions, any warranties provided by Rivian, timing to deliver the Products incorporating such Change, and the costs of such Change. The costs of all Amazon-initiated Changes will be paid for by Amazon as set forth in the Work Order [***]. [***]. Amazon-initiated Changes will require the written approval of Rivian and Amazon before implementation.”

2.3     Section 4.5(A), (B) and (C) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(A) Prior to Start of Production. If Rivian is required to make any Regulatory Change to address a change in Law that has been enacted prior to start of Production, then, regardless of the date the applicable Law sets for implementation of such Change, Rivian will be responsible for making such Change(s) and [***]; [***].

(B)    After Start of Production.
(i)     If Rivian is required to make a Regulatory Change with respect to Products that have not been delivered to Amazon after the start of Production, then, subject to Section 4.5(D), [***], and, if this Agreement has not been terminated as a result of Section 4.5(D), Rivian will be responsible for making the Regulatory Changes to such Products; provided, however, if any Directed Component is impacted by or subject to the Regulatory Change, Amazon will be solely responsible for requiring the applicable Directed Supplier to make any applicable Regulatory Change to the Directed Component.

(ii)     If Rivian is required to make a Regulatory Change with respect to Products that have been delivered to Amazon after the start of Production, [***], and Rivian will be responsible for making the Regulatory Change on such Products; provided, however, if any Directed Component is impacted by or subject to the Regulatory Change, Amazon will be solely responsible for requiring the applicable Directed Supplier to make any applicable Regulatory Change to the Directed Component [***]. For the avoidance of doubt, Rivian’s obligations under this Section 4.5(B)(ii) will only apply to Products for a period of [***] following Rivian’s delivery of the Products to Amazon, its Affiliates, or Authorized Purchasers.

(C)     Implementation.
(i)    To the extent any Regulatory Change does not impact a Directed Component, Rivian will provide Amazon with a Rivian Change Notice prior to the implementation of any Regulatory Changes. Rivian will propose a plan for implementation of any Regulatory Changes, and Rivian and Amazon will discuss in good faith the implementation of such Regulatory Changes. The proposed plan of implementation will include, among other things, the cost and expenses of making such Regulatory Change to the extent the Regulatory Change must be paid by Amazon.

(ii)    Upon receipt of a proposed implementation plan from Rivian in accordance with Section 4.5(C)(i), Amazon will review and either accept or reject the plan, in each case as soon as practicable and in any event within [***] (or such period of time as the Parties may otherwise agree) after receipt of such plan. If Amazon does not accept the implementation plan and does not provide an alternative plan within [***] that is acceptable to Rivian, which acceptance will not be unreasonably withheld, then Rivian may implement the Regulatory Change as originally proposed by Rivian. Rivian will consider in good faith any alternate plan for implementation proposed by Amazon if the same would result in compliance at a lower cost without materially increasing complexity at the Rivian Manufacturing Facility or otherwise increasing the potential liability to Rivian under this Agreement or applicable Laws. If urgent circumstances require abbreviation of any applicable notice period, the Parties will work together in good faith to accomplish the resolution of the requested Changes within such abbreviated period. For the avoidance of doubt, (i) this Section 0 only relates to Regulatory Changes that are Significant Changes, and (ii) Rivian is not required to implement Regulatory Changes in a manner that will cause Rivian to not comply with applicable Laws; provided, however, the foregoing is not a limitation on Amazon’s rights to terminate the Agreement without cause.

(iii)     If, and to the extent that, the Regulatory Change impacts a Directed Component, Rivian will provide Amazon with a Rivian Change Notice prior to the implementation of any Regulatory Change specifically requiring a change in such Directed Component. Amazon will work with the Directed Supplier and will propose a plan for implementation of any such Regulatory Changes with respect to the Directed Component, and Rivian and Amazon will discuss in good faith the implementation of such Regulatory

Changes. Rivian will assist Amazon, or the Directed Supplier at Amazon’s request, with implementing any such Regulatory Changes. [***]. Amazon will consider in good faith any alternate plan for implementation of such Regulatory Changes that may be proposed by Rivian if the same would result in compliance at a lower cost without materially increasing complexity at the Rivian Manufacturing Facility or otherwise increasing the potential liability to Rivian under this Agreement or applicable Laws. If urgent circumstances require abbreviation of any applicable notice period, the Parties will work together in good faith to accomplish the resolution of the requested Regulatory Changes within such abbreviated period. For the avoidance of doubt, (i) this Section 4.5(C) only relates to Regulatory Changes that are Significant Changes, and (ii) Rivian is not required to implement such Regulatory Changes in a manner that will cause Rivian to not comply with applicable Laws; provided, however, the foregoing is not a limitation on Amazon’s rights to terminate the Agreement without cause.

2.4     Section 4.6 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“4.6     Specified Manufacturing Facilities. Except for Directed Components, Component Parts and Spare Parts (other than Battery cells) that are sourced from third parties, Rivian will manufacture or assemble or have manufactured or assembled the Products only at the Rivian Manufacturing Facility, and use of any other manufacturing facility requires Amazon’s prior written consent.”

2.5    Section 4.7(A) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(A)     Dedicated Tooling. Rivian will be responsible for purchasing or building or otherwise having Suppliers or other third parties purchase or build, as applicable, all Dedicated Tooling to Manufacture the Component Parts and assemble the Products. Amazon will be responsible for purchasing or building, or otherwise causing the applicable Directed Suppliers to purchase or build, as applicable, all Tooling to Manufacture the Directed Components. If new or additional Dedicated Tooling is required after start of Production due to a Change, the cost and expenses of the new or additional Dedicated Tooling will be set forth in an applicable Work Order or as otherwise mutually agreed by the Parties in writing and, following the Parties’ agreement [***]. If there are Changes to Tooling requested by either Party to improve the Products, the costs associated with such Changes to the Tooling must be agreed upon by the Parties in writing and may, if agreed upon by the Parties, [***]. All Changes to Tooling that are the result of a Regulatory Change will be handled in accordance with, and be subject to, Section 4.5.”

2.6    Section 5.4(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(B)     Force Majeure. As used in this Agreement, “Force Majeure” means occurrences or events that are beyond the reasonable control of a Party, not due to its fault or negligence, and which could not have been avoided, prevented or removed by the exertion of commercially reasonable efforts that are taken by similarly situated Persons. Such occurrences or events may include: (a) a strike or other labor disturbance; (b) a governmental act or regulation, war, riot, terrorist act, or inordinate transportation delays; or (c) an act of God (including fire, earthquake, and severe weather conditions (e.g., hurricanes and blizzards)). Neither Party will be liable for, nor be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement to the extent that such failure of, or delay in, performance is due to Force Majeure. Subject to the last sentence of this subsection (B), the foregoing will be subject to the affected Party giving prompt notice to the other Party of an occurrence of a Force Majeure and continually using reasonable efforts to mitigate the effects of any Force Majeure, for example by sourcing suitable replacement Component Parts from different upstream suppliers except that neither Party will be obligated to settle a labor dispute except at its own discretion. The suspension of performance will be of no greater scope and of no longer duration than is reasonably required by the Force Majeure. Notwithstanding anything herein to the contrary, if a

Directed Supplier experiences a Force Majeure which prevents or delays it from supplying a Directed Component to Rivian, Amazon and Rivian will work together in good faith to determine in an expeditious manner what steps (if any) need to be taken with respect to the ongoing supply of the relevant Directed Component to Rivian. For purposes of clarity, Rivian will not be deemed to be in breach of this Agreement for any delays caused by a Directed Supplier experiencing a Force Majeure.

2.7    Section 6.1 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“6.1     Quality Management.
(A)     Rivian will implement and maintain a quality assurance and reliability plan covering all Products (excluding Directed Components) and Services that is reasonably satisfactory to Amazon and that complies with Amazon’s reasonable quality assurance requirements for the Products or Services, which plan and requirements are provided to Rivian from time to time (and in all cases prior to the applicable Lead Time) (the “Quality Assurance Plan”). Rivian will be subject to quality reviews by Amazon and will work with Amazon to improve Rivian’s quality programs, based on the outcome of the reviews. Notwithstanding the foregoing, Rivian may elect, in its sole discretion and on Amazon’s direct behalf, to include one (1) or more Directed Components in the Quality Assurance Plan. In the event that Rivian makes such election with respect to one (1) or more Directed Components, Rivian will notify Amazon with respect thereto within [***] of receiving the applicable Directed Supplier Notice. For the avoidance of doubt, any such election by Rivian does not and shall not relieve Amazon of any of its obligations with respect to such Directed Components set forth in this Agreement. If Amazon, in conducting a quality review of the Quality Assurance Plan, discovers any quality concern, defect or noncompliance involving a Directed Component, Amazon will work directly with the applicable Directed Supplier to resolve such quality concern, defect, or noncompliance with the relevant Directed Component.
(B)     If Rivian does not elect to include one (1) or more Directed Components in the Quality Assurance Plan, Rivian will have no responsibility to verify that any such Directed Component(s) complies with any of Amazon’s quality assurance requirements.
(C)     Amazon will (x) cause each Directed Supplier to implement and maintain a quality assurance and reliability plan covering all Directed Components that complies with Amazon’s reasonable quality assurance requirements for such Directed Components, and (y) conduct quality reviews of each Directed Supplier.”

2.8     Section 6.3(A) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(A)     Unless otherwise agreed by the Parties, Rivian or its Affiliates will be responsible for deciding when a Field Action involving some or all of the Products is reasonably necessary to address a Field Issue or other Non-Conformity, and Rivian will be responsible for conducting such a Field Action on the Products. Amazon will reimburse Rivian for all costs and expenses arising out of or related to Field Actions to the extent attributable to a Directed Component. If Amazon requests that Rivian initiate a Service Campaign and Rivian consents to conducting such Service Campaign, such consent not to be unreasonably withheld, Rivian will be solely responsible for all costs and expenses incurred by Rivian to conduct such Service Campaign (other than costs and expenses attributable to Directed Components, which costs and expenses will be the sole responsibility of Amazon, and Amazon will promptly reimburse Rivian for all such costs and expenses); provided, however, it will not be unreasonable to withhold consent if the projected costs of the Service Campaign outweigh the projected benefits or to the extent the Service Campaign is attributable to a Directed Component. If Rivian does not consent to the Service Campaign as provided in the previous sentence, Amazon may request Rivian to perform the Service Campaign; provided, however, Amazon will be responsible for the costs and expenses of such Service Campaign unless otherwise agreed by the Parties.”

2.9    Section 6.4(b) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(b)    [***].”
2.10    Sections 6.5(B) and (C) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(B)     Unless otherwise agreed by the Parties based on their respective regulatory responsibilities under applicable Law, Rivian will represent the interests of both Amazon and Rivian in connection with any request for any data or information and any allegations or inquiries from Governmental Authorities concerning suspected or alleged safety defects or noncompliance with any governmental safety standard or regulation, emissions-control standard or other applicable regulation in an Authorized Territory relating to the Products and Services, or other applicable Law relating to any Product or Service, unless the request, allegation or inquiry relates to (i) manufacture of the top hat by Amazon or its designated third-party manufacturers; (ii) licensing, registering, or titling of Delivery Vehicles by Amazon, its Affiliates or Authorized Purchaser except to the extent the request, allegation or inquiry relates to any limitations on licensing, registering or titling that arises from state dealership laws, or (iii) any Directed Component or Directed Supplier (but only to the extent specifically related to such Directed Component or Directed Supplier) (each, an “Amazon Regulatory Responsibility”); provided, that each Party will promptly notify the other Party in writing upon its receipt of any such request and shall keep the other Party reasonably informed of the status and nature of its response to such request. To the extent any such request from Governmental Authorities would reasonably be expected to result in an adverse impact on a Party’s rights or interests, the other Party will consult with such Party regarding such request and in good faith consider such Party’s positions, suggestions, and strategies for preparing the response.

(C)     Unless otherwise agreed by the Parties based on their respective regulatory responsibilities under applicable Law, Rivian may conduct meetings with Governmental Authorities related to the Products and Services without any participation by Amazon unless the meeting relates to (i) an Amazon Regulatory Responsibility (in which case, Amazon will participate to represent its own interests) or (ii) suspected or alleged safety defects or noncompliance with any governmental safety standard or regulation, emissions- control standard or other applicable regulation in an Authorized Territory relating to the Products and Services, or other applicable Law relating to any Product or Service and Rivian has made reasonable efforts to have Amazon participate in such meetings, or (iii) any Directed Component or Directed Supplier (but only to the extent specifically related to such Directed Component or Directed Supplier). Amazon will not conduct any meeting with Governmental Authorities concerning the Products or Services without participation by Rivian, unless such meeting relates to an Amazon Regulatory Responsibility and does not relate to Rivian’s Manufacture of such Products and delivery of the Services. If Governmental Authorities are in discussions with either Party on unrelated matters and raise an issue related to the Products and Services, the non- participating Party will act in good faith to postpone any substantive discussions related to the Products and Services so that the other Party can participate if its interests may be impacted by those discussions. If a Party is not permitted to participate in the meetings contemplated by this Section 6.5(C), then the other Party will fully and promptly brief such Party following every such meeting such Party conducts with Governmental Authorities unless such meeting relates to an Amazon Regulatory Responsibility and does not relate to Rivian’s Manufacture or delivery of such Products and Services.”

2.11    Section 6.7(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(B)     [***]. Rivian will consult with Amazon and its designees regarding the remediation plan, any workaround or other solutions and will not implement such remediation plan, workaround or solution without Amazon’s prior written approval. Rivian will also give related technical support at no charge as Amazon reasonably requests. [***].”

2.12    Section 6.9(A) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(A)     Generally. Rivian must notify Amazon immediately if it has reason to believe that any Products provided under this Agreement may (a) present a Hazard, or (b) result in Rivian’s non-compliance with applicable laws (including safety and environmental Laws). Amazon must notify Rivian immediately if it has reason to believe that any Suggested Components and/or Directed Components may (a) present a Hazard, or (b) result in Rivian’s non-compliance with applicable laws (including safety and environmental Laws).”

2.13     Section 6.9(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(B)     Remedies. Except to the extent attributable to any Directed Component(s), if a Product does or will present a Hazard, Rivian will, in addition to its obligations under this Section 6, comply with all of its obligations as a manufacturer of such Products under applicable Laws and provide Amazon all the remedies Amazon is entitled to under applicable Laws, by either:

(i)     if required to address the Hazard and subject to applicable Laws, promptly repair, replace or accept the return of (and credit Amazon for) affected Products; or

(ii)    promptly provide free replacements and Spare Parts for the Products during the Warranty Period or for the period required by applicable Laws, as applicable.”

2.14    Section 6.9(E) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(E) Recall Obligations. Rivian is responsible for performing all Recalls at its sole cost and expense, except to the extent any such Recall results from a safety-related defect or non-compliance with applicable safety standard that is caused by a defect in design, construction, material, function, or performance of any Directed Components or technology provided by Amazon that the Parties have agreed will be incorporated by Rivian into the Product, in which case Amazon will reimburse Rivian for all costs and expenses of the Recall attributable to the defect of such Directed Components or technology provided by Amazon. If Amazon or any Person other than Rivian or any of its Affiliates is the final-stage manufacturer of a delivery or logistics vehicle or is otherwise considered the manufacturer of a delivery or logistics vehicle by Law, in each case where such vehicle incorporates a Skateboard, Amazon is responsible at its sole cost and expense for performing any and all voluntary or mandatory notification and remedy campaigns to correct any safety defect or emission-related issue with such vehicle, in each case, requiring remedy under applicable Laws, except to the extent such defect or issue caused a defect in or emissions-related issue with the Skateboard, in which case Rivian will reimburse Amazon for those costs and expenses of the notification and remedy campaign that are attributable to such defect or issue unless and except to the extent such defect or issue is attributable to a Directed Component. If there is a conflict between this Section and any other provision of this Agreement, this Section will control to the extent of such conflict.”

2.15     Section 7.2(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words
(B)     Suppliers. In performing its activities or obligations under this Agreement to provide Component Parts (including any Component Parts included in a Product), Rivian will use Suppliers. If there are categories of Suppliers that (a) require Amazon’s prior written consent or (b) require prior notice to be delivered to Amazon, in each case, as set forth in applicable Work Orders, such approval or notice must be obtained or provided. The Parties may agree on the lists of Suppliers that meet the requirements under the preceding clauses (a) and (b) in applicable Work Orders from time to time. Upon Amazon’s request, Rivian will provide Amazon with copies of the Supply Agreements with such Suppliers; provided, however, Rivian will be permitted to redact any portion of such agreement that is not applicable to Amazon or includes confidential information of another Rivian customer. For the avoidance of doubt, Amazon will be entitled to review all the parts of the Supply Agreement related to the Products. Additionally, Amazon may suggest that Rivian purchase certain Suggested Components from Suggested Suppliers. If Rivian, in its sole discretion, decides to purchase any such Suggested Component, Rivian shall be responsible for managing all aspects of obtaining that Suggested Component directly with such Suggested Supplier (including managing the design and quality review, sourcing, purchasing, storage and other supply chain obligations associated with that Suggested Component and its incorporation into the Delivery Vehicles except for the Price of the Suggested Component in accordance with Section 10.1) and such Suggested Component shall be treated like any other Component Part under this Agreement and shall not be subject to the provisions of this Agreement applicable to Directed Components.

2.16     A new Section 7.2(D) is hereby added to the Framework Agreement as follows:

“(D)     Directed Suppliers. In performing its activities or obligations under this Agreement, Rivian will incorporate Directed Components that it obtains from Directed Suppliers in accordance with the Directed Component Integration Requirements subject to and in accordance with Section 3.2(E) of the Work Order No 1. Upon Amazon’s request, Rivian will provide Amazon with copies of the Supply Agreements that Rivian enters into with such Directed Suppliers. Notwithstanding anything to the contrary in this Agreement, with respect to any Supply Agreement between Rivian and any Directed Suppliers, or Rivian’s contractual privity with the Directed Suppliers, and unless otherwise expressly agreed by Amazon and Rivian: [***].”

2.17     Section 9.4 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
Use of Third Party Materials. If any Third Party Materials are included in Products or Development Deliverables (or Products or Development Deliverables are dependent on any Third Party Materials), Rivian will, unless expressly provided otherwise in the applicable Work Order, be responsible for the procurement of the Third Party Materials and related rights and licenses (including rights and licenses required for the performance of the Services and the exercise of Amazon’s rights under the Agreement), and payment of all associated royalties and other fees; provided, however, Rivian will not be responsible for any such Third Party Materials (or any associated licenses, royalties, fees, or other related items) to the extent the Third Party Materials are Amazon LMT (including any Directed Components that qualify as Amazon LMT).

2.18     Section 9.6 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“9.6 Release of Liens. To the fullest extent permitted by Law, immediately upon Rivian’s receipt of payment for the Services, Rivian hereby waives and releases, and will cause its Subcontractors to waive and release, any Lien it may otherwise be deemed to have in connection with or as a result of the Services. If required in connection with the Services or Component Parts provided by the Subcontractors or Suppliers (other than Directed Suppliers) and following Amazon’s payment to Rivian for the applicable Service or Component Part, Rivian will obtain Lien waivers and releases from Suppliers (other than Directed Suppliers) and Subcontractors on behalf of whom Rivian sought such payment and provide, including at Amazon’s request, the Supply Agreement or subcontractor agreement providing for the Lien waiver and release or, if not set forth in such document, any other data or documentation establishing the same. If Rivian does not obtain a Lien waiver and release pursuant to the above, Amazon is authorized to withhold from any invoice, without interest, monies due to Rivian equal to the amount of monies previously disbursed to Rivian with respect to those Subcontractors who did not provide Lien waivers and releases and were required to provide such Lien waivers and releases. ”

2.19     Section 10.1 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“10.1     Price. The price for all Products (“Price”) will be in accordance with the applicable Work Order(s) and [***]. Unless otherwise set forth in a Work Order, the Prices for Development Services and Supply Services are included in the Price of the Products. Rivian will use reasonable efforts to minimize the costs of the Products, Development Services, and Supply Services. The applicable Work Order(s) may set out mechanisms for sharing of the benefits of certain cost reductions between the Parties, as specified in such Work Order(s). Rivian acknowledges that Amazon is relying on Rivian to achieve, and Rivian will use all reasonable efforts to achieve, reductions in the costs of Products and Services as compared to those underlying the pricing described in all applicable Work Orders. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, Rivian will not be required to achieve any cost reductions from the Directed Suppliers. The price for all Directed Components and/or Suggested Components will be in accordance with the pricing arrangements established between Amazon and the Directed Supplier.”

2.20     Section 11.1(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(B)     Rivian represents, warrants, and covenants that all Products (excluding any portion of the Products that are Directed Components) will: (i) upon delivery, be new and unused; (ii) be transferred with good and marketable title, free of any and all Liens; and (iii) be designed, Developed, and Manufactured in a professional, workmanlike manner, and be in compliance with applicable Laws.”

2.21     Section 11.1(C) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(C)     Rivian represents, warrants, and covenants that each Product (excluding any Amazon LMT or Directed Component) will: (i) be merchantable and free of defects in materials and workmanship; and (ii) comply with the Requirements and other requirements agreed to by Rivian and Amazon. Rivian further represents, warrants and covenants that it will comply with the Directed Component Integration Requirements in connection with each Directed Component.”

2.22     Section 11.2 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

11.2     Exclusion of Other Warranties. TO THE EXTENT PERMITTED BY LAW, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (INCLUDING IN ANY WORK ORDERS) ARE THE SOLE AND EXCLUSIVE WARRANTIES GIVEN BY RIVIAN WITH RESPECT TO THE PRODUCTS, DEVELOPMENT DELIVERABLES, AND SERVICES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE; ALL OF WHICH ARE EXPRESSLY DISCLAIMED. FOR CLARITY, AS BETWEEN AMAZON AND RIVIAN, THE DIRECTED COMPONENTS ARE PROVIDED BY RIVIAN ON AN “AS IS WHERE IS” BASIS WITH ALL FAULTS AND RIVIAN MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND FOR THE DIRECTED COMPONENTS OR THE DIRECTED SUPPLIERS, WHETHER EXPRESS OR IMPLIED BY STATUTE,

CUSTOM OF TRADE, COURSE OF DEALING, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGMENT, OR OTHERWISE, ALL OF WHICH ARE DISCLAIMED. TO THE EXTENT RIVIAN SOURCES DIRECTED COMPONENT(S), (A) RIVIAN’S AGREEMENT WITH THE DIRECTED SUPPLIER WILL STATE THAT ANY WARRANTY FOR SUCH DIRECTED COMPONENT(S) FROM THE DIRECTED SUPPLIER(S) WILL BE PROVIDED TO AMAZON, AND (B) RIVIAN WILL NAME AMAZON AS A THIRD-PARTY BENEFICIARY OF RIVIAN’S AGREEMENT WITH THE DIRECTED SUPPLIER SUCH THAT AMAZON CAN ENFORCE RIVIAN’S RIGHTS UNDER SUCH AGREEMENT AGAINST THE DIRECTED SUPPLIER. RIVIAN SHALL ONLY BE REQUIRED TO RECOVER THE SUMS DUE FROM THE DIRECTED SUPPLIER OF EACH APPLICABLE DIRECTED COMPONENT THAT RIVIAN CAN SETOFF OR DEBIT AGAINST RIVIAN’S THEN EXISTING OR FUTURE ACCOUNT PAYABLES TO SUCH SUPPLIER FOR THE DIRECTED COMPONENT OR ANY ADDITIONAL AMOUNTS THAT RIVIAN IS ABLE TO RECOVER WITH COMMERCIALLY REASONABLE EFFORT AT NO ADDITIONAL COST TO RIVIAN, WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT REQUIRE ANY FORM OF DISPUTE RESOLUTION INCLUDING, WITHOUT LIMITATION, LITIGATION, ARBITRATION, MEDIATION, OR OTHERWISE. IN THE EVENT THAT AMAZON IS DISSATISFIED (IN AMAZON’S SOLE DISCRETION) WITH RIVIAN’S HANDLING OF ANY WARRANTY, SETTLEMENT, OR COLLECTION ACTIVITIES AT ANY POINT IN THE RECOVERY PROCESS WITH SUCH A DIRECTED SUPPLIER, OR WITH THE AMOUNT OF SUCH RECOVERY RELATED TO THE DIRECTED COMPONENT(S), RIVIAN SHALL ASSIGN ITS RIGHTS AND OBLIGATIONS WITH RESPECT TO SUCH ACTIVITIES TO AMAZON WITHOUT ANY FURTHER LIABILITY AND IN SATISFACTION OF ANY OBLIGATION TO AMAZON ARISING OUT OF SUCH CLAIMS.

2.23    Section 12.1 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words

“12.1 Compliance with Laws. Each Party’s performance under this Agreement will comply with all applicable Laws, including Laws relating to the design, Development, Manufacture, supply, delivery, sale and use of Products in the Authorized Territories. Rivian will comply with all applicable Laws relating to the certification and/or homologation of Products except that Rivian shall not be responsible for the certification and/or homologation of Directed Components. In addition, each Party will (a) obtain and maintain all Authorizations relating to its performance under this Agreement, (b) file all reports relating to its performance under this Agreement required by Law (including tax returns), (c) pay all filing fees and taxes applicable to such Party’s business as the same become due, and (d) pay all amounts required under any workers’ compensation acts, disability benefit acts, unemployment insurance acts, and any other employee benefit acts when due. In addition to the foregoing, the Parties will, in connection with their performance hereunder for the Services or otherwise with respect to the Products or Development Deliverables: (i) avoid deceptive, abusive, misleading, and/or unethical practices with respect to the Products (including the Top Hat and Skateboard) that are or might be detrimental to Amazon, Rivian, their Affiliates, any of their products or services, or the public; (ii) make no false or misleading representations with regard to Amazon, Rivian, their respective Affiliates, the Delivery Vehicles, the other Products, or the transaction contemplated hereunder; (iii) not publish or employ, or cooperate in the publication or employment of, any misleading, deceptive or confusing advertising and/or marketing material with regard to Amazon, Rivian, their Affiliates, the Delivery Vehicles, the other Products or the transactions contemplated hereunder; and (iv) make no representations, warranties, or guarantees with respect to the specifications, features, or capabilities of the Delivery Vehicles or the Products that are inconsistent with the literature distributed and specifically authorized for use by Rivian (including the Rivian Warranty).”

2.24     Section 14.1(B) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(B)     any Product Liability Claims or Hazards with respect to the Products except to the extent caused by a Directed Component or a defect in the technology provided by Amazon that the Parties have agreed will be incorporated into the Product;”

2.25     Section 14.2(B)(ii) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(ii)     any Directed Components or defects in the technology provided by Amazon that the Parties have agreed will be incorporated into the Product;”

2.26     Section 14.2(E) of the Framework Agreement is hereby amended by deleting the words of such Section and substitution in lieu thereof the words:

“(E)     any injury to Amazon’s or a Directed Supplier’s employees or agents, or Authorized Purchasers, or to any of their respective property, while at Rivian’s facility, unless such injury is the proximate, direct, and sole result of Rivian’s or its employees’ negligent acts or omissions;”

2.27     Section 14.2(F) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(F)     any Directed Component, Amazon LMT, Amazon Background IP, or Product Mark, in each case, provided by Amazon or a Directed Supplier that the Parties have agreed will be incorporated into the Product that infringes, misappropriates or violates the Intellectual Property Rights of any third party;”

2.28     A new Section 14.2(I) is hereby added to the Framework Agreement as follows:
“(I)     any injury to Rivian’s employees, agents, or to Rivian’s property caused by the storage, handling or use of any tooling or equipment supplied by Amazon or any Directed Supplier unless such injury is the proximate, direct, and sole result of Rivian’s or its employee’s negligent acts or omissions or failure to comply with the Directed Component Integration Requirements;”

2.29     A new Section 14.2(J) is hereby added to the Framework Agreement as follows:
“(J)     any Regulatory Change implemented in accordance with Section 4.5(C)(iii).”

2.30    Section 15.3(C) of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(C)     WITH RESPECT TO AMAZON, ANY DIRECT PRODUCT LIABILITY CLAIM, OR ANY CLAIM TO THE EXTENT ATTRIBUTABLE TO ANY DIRECTED SUPPLIER, DIRECTED COMPONENT, OR ANY OF AMAZON’S OBLIGATIONS UNDER SECTION 3.2(E)(i) OF WORK ORDER NO.1.”

2.31    Section 17.19 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.19     “Change” means a substitution, deviation, addition, deletion, alteration, modification, or evolution made to (i) a Product, including the addition or deletion of options, features and functions, design modifications, or changes in engineering, homologation, and/or specifications, (ii) the Specifications, (iii) Component Parts, (iv) Directed Components or (v) Dedicated Tooling.”

2.32     Section 17.23 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.23     “Component Parts” means any Suggested Components, components, parts, assemblies, packaging (inbound and outbound), direct materials and indirect materials (including raw materials, ed-coating, phosphate, painting material, wrap guard, gluing, sealer, primer, wax, motor oil, AC coolant, washer fluid, and AC refrigerant), and Software used in the Manufacture of the Products. For the avoidance of doubt, (i) both the Battery and the Skateboard is a Component Part and (ii) Component Parts excludes Amazon LMT and Directed Components.”

2.33     Section 17.81 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.81     “Product” means the Delivery Vehicle or, to the extent set forth in a Work Order to be sold separately, the Skateboard, Spare Part or other Component Part, or a Directed Component, in each case, Manufactured by Rivian, its Suppliers or Directed Suppliers, or its Subcontractors that is supplied to Amazon, an Affiliate thereof or an Authorized Purchaser pursuant to an Order. For the avoidance of doubt, references to “Products” exclude any “Development Deliverables.”

2.34     Section 17.111 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.111     “Subcontractor” means, with respect to a Party, any subcontractor or delegate, including any Affiliate of that Party, and any individual who provides services to such Party under this Agreement but who is not an employee of such Party under applicable Law. A Supplier or Directed Supplier is not a Subcontractor.”

2.35    Section 17.112 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.112     “Supplier” means a vendor or Suggested Supplier that supplies Component Parts to Rivian. For the avoidance of doubt, Supplier excludes Directed Suppliers.”

2.36    Section 17.114 of the Framework Agreement is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“17.114     “Supply Agreement” means a written contract, agreement or other binding document between or among Rivian and one or more Suppliers and/or Directed Suppliers.”

2.37     A new Section 17.130 is hereby added to the Framework Agreement as follows:

“17.130     “Suggested Supplier” means any supplier identified by Amazon to Rivian as a potential supplier of Suggested Components and for which Amazon has previously negotiated favorable pricing arrangements for Rivian’s purchase of such Suggested Components.

2.38    A new Section 17.131 is hereby added to the Framework Agreement as follows:

“17.131     “Suggested Component” means any Component Part that Rivian agrees to purchase (at its sole discretion) from a Suggested Supplier.

2.39    A new Section 17.132 is hereby added to the Framework Agreement as follows:
“17.132     “Directed Component” means Component Parts that are purchased by Rivian from a Directed Supplier. Any Directed Component that is incorporated into the Delivery Vehicle may also qualify as Amazon LMT.”

2.40     A new Section 17.133 is hereby added to the Framework Agreement as follows:
“17.133     “Directed Component Integration Requirements” means the written requirements agreed to by Amazon and Rivian for Rivian’s mounting or incorporation of the Directed Component into the Delivery Vehicle and for any related activities (including Rivian’s receipt of those Directed Components at the Rivian Manufacturing Facility from the Directed Supplier and its storage, management and handling of such Directed Components from the time of receipt through the mounting or incorporation of such Directed Components into the Delivery Vehicle).

2.41     A new Section 17.134 is hereby added to the Framework Agreement as follows:
“17.134     “Directed Supplier” means a vendor identified in a Directed Supplier Notice issued by Amazon to Rivian (regardless of whether such notice was issued prior to, at or following such vendor’s production or delivery of parts, equipment, tooling or other products).”

2.42     A new Section 2.1(B)(vi) is hereby added to the Work Order No. 1 as follows:

“(vi)     delays caused by a Directed Supplier.”

2.43     Section 2.2(B)(i) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(i)     Amazon will have final decision-making authority over any Top Hat Specifications that relate to the outward appearance of the Top Hat, branding, the functional design components of the Top Hat for its intended use as a last mile delivery vehicle (including cargo space and cab), and the planned integration of any Amazon LMT (including any Directed Components that qualify as Amazon LMT) with the Delivery Vehicle”

2.44     Section 2.5(D) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(D)     Rejection of Development Deliverables. If Rivian receives a Development Rejection Notice before the expiration of the Development Inspection Period, Amazon will place the Development Deliverable that failed the Development Acceptance Criteria (the “Failed Development Deliverable”) in a secure location within its premises. Thereafter, [***] will have the obligation [***] to correct or repair the Failed Development Deliverable so that it meets the Development Acceptance Criteria in accordance with the process outlined in this Section 2.5 for a period commencing on the date Rivian receives a Development Rejection Notice and ending on a date that is ninety (90) days after the date Rivian receives such Development Rejection Notice (collectively, the “Development Cure Period”); provided, that, if either Amazon or Rivian determines that the Failed Development Deliverable is caused by a Directed Component, (i) the Development Cure Period will not apply to [***], and [***] will have [***] with respect to or arising out of such Failed Development Deliverable and (ii) [***] will have the obligation, [***], to cause the Directed Supplier to correct or repair the Directed Component. For purposes of clarity, [***] will not be responsible to resolve Failed Development Deliverables to the extent caused by a Directed Component.”

2.45     Section 2.5(E) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(E)     Failure to Cure Failed Development Deliverable. If Rivian does not cure a Failed Development Deliverable for which it has an obligation to correct or repair pursuant to Section 2.5(D) prior to the expiration of the Development Cure Period, such occurrence will be deemed a Cancellation Condition following written notice by Amazon in accordance with Section 8.3 (Suspension, Cancellation, and Termination – Cancellation Conditions).”

2.46     The header of Section 3.2 of Work Order No. 1 is hereby amended as follows:

“3.2    Suppliers, Subcontractors and Directed Suppliers.”

2.47     Section 3.2(D) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
(D)     For those Component Parts and/or Directed Components of the Skateboard identified in Section 2 of Schedule 17, Amazon will have the option, with sixty (60) days’ advance notice to Rivian, to purchase Skateboards without such Component Parts and/or Directed Components and source such Component Parts and/or Directed Components directly or direct Rivian to source such Component Parts (but not, for the avoidance of doubt, such Directed Components).”

2.48     A new Section 3.2(E) is hereby added to the Work Order No. 1 as follows:
“(E)     Amazon may, in its sole discretion, require Rivian to purchase Directed Components from a Directed Supplier. With respect to each Directed Supplier and each Directed Component:
(i)     Amazon will:
a.be responsible for all research, design, styling, development and other engineering work for the Directed Components under this Agreement, including testing, validation and certification of the Directed Component (but not with respect to Rivian’s compliance with the Directed Component Integration Requirements)), subject to Section 6.1(A);
b.ensure that the Directed Suppliers provided the Directed Components in accordance with the Requirements);
c.define all performance specifications of the Directed Components;
d.develop all methods and requirements to ensure that the Directed Suppliers are manufacturing the Directed Components to the level of quality determined by Amazon, including a process failure mode effects analysis and a control plan to prevent defective and non-conforming Directed Components from being shipped to Rivian;
e.develop, in collaboration with Rivian, the methods and processes that can be completed by Rivian at the end of Rivian’s production line to test for quality or performance defects of the Directed Components (the “End-of-Line Testing”), including Amazon in its sole discretion providing Rivian with all tooling and equipment provided by or on behalf of Amazon or the Directed Suppliers to be used by Rivian in the End-of-Line Testing (including the right to license or otherwise use such tooling and equipment for End-of-Line Testing purposes only), along with any necessary instruction on the proper method and process to operate any such tooling and equipment;
f.provide written notice (a “Directed Supplier Notice”) to Rivian no later than [***] prior to the Start of Production Date or [***] prior to the date by which Amazon wishes Rivian to start ordering from any Directed Supplier if post Start of Production Date that sets forth: (i) the name of the Directed Supplier; (ii) a description of each Directed Component to be delivered by the Directed Supplier; (iii) each supplier part number (if applicable); (iv) the price of each such Directed Component, with and without transportation costs; (v) the applicable incoterms; (vi) the applicable payment terms; (vii) any other details necessary or appropriate to provide Rivian with all material information regarding the applicable pricing and other key supply terms for such Directed Components that have been established between Amazon and the Directed Supplier; and (viii) agree with Rivian and each Directed Supplier on a Responsible, Approve, Support, Inform, and Consult chart (each, a “RASIC Chart”), in substantially the same form set forth in Schedule 19 to the Work Order No. 1, setting forth the respective obligations and responsibilities of Amazon, Rivian and such Directed Supplier with respect to quality, design, supply and program management,. For clarity, Rivian is not responsible if a Directed Supplier fails to comply, in any respect, with the RASIC Chart applicable to such Directed Supplier.
(ii)     Rivian will use commercially reasonable efforts to enter into a Supply Agreement with     each prospective Directed Supplier which is consistent with the information in the applicable Directed Supplier Notice and incorporates all applicable RASIC charts referenced herein (the “Rivian Purchase Contract”). Rivian’s General Terms and Conditions of Production Purchase (“General Terms”), as such General Terms may be modified by Rivian and any Directed Supplier, will apply to the Rivian Purchase Contract. Rivian shall have no liability or obligation whatsoever to source, or otherwise relating to or resulting from a failure to source, Directed Components from a Directed Supplier in the event that Rivian and any prospective Directed Supplier fail to enter into a Rivian Purchase Contract, except for [***].

2.49     Section 3.6(B) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(B)     If delivery of all or any part of a shipment of Product units is or will be delayed by more than twenty-four (24) hours beyond the applicable delivery date (which date, unless otherwise mutually agreed by the Parties, will be the date on which the applicable Product unit is delivered at the US Inspection Location), Rivian will immediately notify Amazon and the Authorized Purchaser (if applicable), in writing and include all relevant information concerning the delay, including an explanation of the reason for the delay and a written corrective action plan to mitigate or prevent the delay and any future delays. If (i) Amazon delays in its performance of an Amazon Gateway Decision that results in a delay in delivery, or (ii) the delivery is delayed due to other actions of Amazon or a Directed Supplier , then the delivery date will be extended on a day-for-day basis unless otherwise agreed in writing by the Parties. [***]. If the delivery is delayed by [***] beyond the applicable delivery date for reasons caused by Rivian and not caused by Amazon or by a Directed Supplier, at Amazon’s discretion, either (i) [***] or (ii) Amazon or the Authorized Purchaser as directed by Amazon, as applicable, may cancel all or any portion of the applicable Purchase Order for such delayed Product units that have not yet been delivered without liability.’”

2.50    Section 3.7(B) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(B)     Rejection. All Product units delivered will be subject to Amazon’s acceptance in accordance with Section 3.7(A). If Amazon rejects a Product unit prior to the expiration of the Inspection Period, Amazon will notify Rivian of Amazon’s rejection and include a detailed description of the reason for rejection (the “Rejection Notice”). The responsibility to resolve any rejections shall be determined as follows:
(i)     If Amazon rejects a Product unit for any reason arising from a Directed Component, Amazon will cause the applicable Directed Supplier to correct, repair or replace the Directed Component so that the Product unit is ready for inspection and acceptance by Amazon in accordance with Section 3.7(A). Amazon will be responsible for all costs related to correction, repair, replacement or other remedy implemented by Amazon related to the Directed Component until the Product unit is accepted by Amazon in accordance with Section 3.7(A);
(ii)     If Amazon rejects a Product unit for any reason other than as stated in Section 3.7(B)(i) (including, without limitation, the failure by Rivian to comply with the Directed Component Integration Requirements), following Rivian’s receipt of a Rejection Notice, as soon as possible but in any event no longer than thirty (30) days after Rivian’s receipt of the Rejection Notice, Rivian will correct, repair or replace the Product unit so that it is ready for inspection and acceptance by Amazon in accordance with Section 3.7(A). Any Product unit that is corrected, repaired or replaced by Rivian will be subject to the acceptance and rejection in accordance with this Section 3.7. Rivian will be responsible for all costs related to correction, repair, replacement or other remedy implemented by Rivian until the Product unit is accepted by Amazon in accordance with Section 3.7(A). The Rivian Warranty will survive, in accordance with its terms, any delivery, inspection, acceptance, payment, or subsequent use or authorized repair. If Amazon prepays or otherwise makes a payment of invoices prior to the Product unit being accepted by Amazon in accordance with Section 3.7(A), payment of invoices will not be deemed acceptance of Product units delivered. For the avoidance of doubt, Amazon will not have the right to reject any Product unit delivered in accordance with a Purchase Order that is Conforming.”

2.51     Section 6.1(A)(ii) of Work Order No. 1 is hereby amended by deleting the words of such Section and substituting in lieu thereof the words:
“(ii)     In the event of an unplanned increase in the price of any third party Component Parts or Directed Components directly resulting from a Force Majeure, significant raw material index fluctuation or other external event, which increase is passed on from the applicable vendor to Rivian and which causes [***] of any of the Delivery Vehicle or Skateboard units to [***], the Parties will meet together to consider in good faith [***] for such unplanned price increase. In the event that the Parties agree upon [***] in response to such unplanned increase, such [***] will apply only for so long as the unplanned increase is applicable. In the event the price of a Suggested Component or Directed Component causes the Delivery Vehicle or Skateboard to [***]. For the avoidance of doubt, Amazon will be solely responsible for all costs and expenses attributable to a Suggested Component and/or Directed Component (other than Rivian’s failure to comply with the Directed Component Integration Requirements) [***].”

2.52     A new Section 6.1(A)(iii) is hereby added to the Work Order No. 1 as follows:
“(iii)     The Price for all Suggested Components and/or Directed Components will be determined by Amazon and the Suggested Supplier and/or the Directed Supplier. Amazon will provide reasonable prior written notice to Rivian of any planned change, amendment, termination or addition to the price, specifications or other key supply term of any Suggested Component and/or Directed Component that Amazon has established with any Suggested Supplier and/or Directed Supplier. In the event that Amazon and any one or more Suggested Supplier and/or Directed Suppliers agree to a change, amendment, termination or addition to the price, specifications or other key supply term of any Suggested Component and/or Directed Component following delivery of the applicable Directed Supplier Notice to Rivian, Amazon will promptly (and no less than [***] following such agreement) provide a written notice of such change, amendment, termination or addition to Rivian. Following receipt of such written notice from Amazon, Rivian will issue to each relevant Suggested Supplier and/or Directed Supplier purchase orders with adjusted price and/or other key supply terms, or to the extent necessary, issue amended purchase orders, in each case taking into account such change, amendment, termination or addition. In the event of any overpayment or underpayments by Rivian to any Suggested Supplier and/or Directed Supplier on account of such adjustments to the price of the Suggested Components and/or Directed Components, Amazon will promptly resolve any such overpayment or underpayment issues upon receipt of written notification from Rivian and/or the Suggested Supplier and/or Directed Supplier, as applicable, which will include, in reasonable detail, the nature of the dispute concerning the adjustment in the price and/or other key supply terms contained in the Directed Supplier Notice.”

2.53     Sections 8.2(C)(i) and 8.2(C)(iv) of Work Order No. 1 are hereby amended by deleting the words of such Section and substituting in lieu thereof the words:

“(i)     the amount that Rivian has already spent for Component Parts and Directed Components for such Product units;”
“(iv)     the amount that Rivian has already committed for Component Parts and Directed Components for such Product units under non-cancellable commitments to third parties ((i), (ii), (iii) and (iv) together, “Paid Costs”).”

2.54     The following defined terms in Schedule 15 to Work Order No. 1 are hereby amended by deleting the words of such definition and substituting in lieu thereof the words:
““Downtime” means, with respect to Delivery Vehicle that is a Downtime Vehicle, the number of days that a Delivery Vehicle is unavailable to perform its full scheduled route or deliveries on such day(s) as a result of a manufacturing or design defect by Rivian. For the avoidance of doubt, Downtime (i) for a Delivery Vehicle can only occur one time per day and (ii) cannot be the result of an accident or collision (or cosmetic damage) that is not caused by a manufacturing or design defect by Rivian. Downtime does not include the number of days that a Delivery Vehicle is unavailable to perform its full scheduled route or deliveries on such day(s) (1) during which any service or repairs on such Delivery Vehicle have been performed by a Person other than Rivian or Rivian’s authorized Subcontractors unless (x) the labor and service time on the Delivery Vehicle have been reviewed by Rivian and determined by Rivian to be reasonable or (y) service and repair event timelines are mutually agreed by the Parties and the Downtime applicable to such services and/or repairs is reduced to the applicable mutually agreed Downtime period for the purposes of this Schedule and (2) during which any service or repairs on such Delivery Vehicle were to be performed by a Person other than Rivian or Rivian’s authorized Subcontractors but were not so performed due to delays in such Person obtaining the necessary Custom Spare Parts (provided, that such Custom Spare Parts were, or were to be, obtained from a Person other than Rivian). Downtime does not include the number of days that a Delivery Vehicle is unavailable to perform its full scheduled route or deliveries as a result of issues caused by Amazon LMT or Directed Components ( (except, solely with respect to the Directed Components, to the extent such issues arise from Rivian’s violation of the Directed Component Integration Requirements).”
““Maintenance Costs” means the aggregate costs paid by Amazon, an Affiliate thereof or an Authorized Purchaser, as applicable, to perform scheduled and preventative maintenance on Delivery Vehicles Manufactured by Rivian, excluding (i) repair costs related to tires and brakes and (ii) costs covered by the Rivian Warranty. Maintenance Costs do not include costs paid to remedy issues caused by Amazon LMT or Directed Components (except, solely with the respect to the Directed Components, to the extent such issues arise from Rivian’s violation of the Directed Component Integration Requirements).”
““Repair Costs” means the aggregate costs paid by Amazon, an Affiliate thereof or an Authorized Purchaser, as applicable, to perform repairs on Delivery Vehicles Manufactured by Rivian excluding (i) costs covered by the Rivian Warranty, (ii) repair costs for tires and brakes, (iii) costs associated with damage to the Delivery Vehicles (or any parts or systems) not caused by a manufacturing or design defect, (iv) costs associated with cosmetic damages not caused by a manufacturing or design defect. Repair Costs do not include costs paid to remedy issues caused by Amazon LMT or Directed Components,.”

2.55     A new Section 1.1(b)(4) shall be added to Schedule 15 to Work Order No. 1 as follows:
“(4)     Rivian’s delay and/or the Pre-SOP Deadline Condition was caused by a Directed Supplier.”

2.56     A new Section 2.1(b)(4) shall be added to Schedule 15 to Work Order No. 1 as follows:
“(4)     Rivian’s delay and/or the Post-SOP Deadline Condition was caused by a Directed Supplier.”

2.57     Exhibit A attached hereto is hereby added to Work Order #1 as Schedule 19 – RASIC Chart.

3.     DATE OF EFFECTIVENESS; LIMITED EFFECT. The Parties acknowledge and agree that this Amendment is effective as of the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to “this

Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.     MISCELLANEOUS. This Amendment is governed by the substantive Laws of the state of New York, excluding its conflicts of law provisions. All the terms and conditions of this Amendment will be binding upon, will inure to the benefit of, and will be enforceable by the Parties and their respective successors and permitted assigns. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment may be executed by facsimile and in counterparts, each of which (including signature pages) will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment constitutes the entire agreement between the Parties with respect to the subject matters hereof and supersedes any previous or contemporaneous oral or written agreements, understandings, and discussions regarding such subject matters.

This Amendment No. 2 to the Framework Agreement is executed by duly authorized representatives of the Parties as of the Amendment Effective Date.

RIVIAN AUTOMOTIVE, LLC

Signature: /s/ Dagan Mishoulam

Printed Name: Dagan Mishoulam
Title: VP, Strategy & Go To Market

Date: November 10, 2021

AMAZON LOGISTICS, INC.

Signature: /s/ Ross Rachey

Printed Name: Ross Rachey
Title: Vice President

Date: November 14, 2021

EXHIBIT A

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